MOUNTBATTEN, INC.
COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)                       Exhibit 11


Primary Net Income Per Share

                                                      Six months ended June 30,

                                                         1997            1996
                                                         ----            ----


Net Income available to
Common Shareholders                                  $  800,137       $  549,310
                                                     ==========       ==========


Weighted Average Shares:
   Common shares                                      2,528,530        2,528,530
   Common share equivalents
   applicable to stock options                          274,760          110,065
                                                     ----------       ----------

Total                                                 2,803,290        2,638,595
                                                     ==========       ==========


Primary Net Income per Share                         $     0.29       $     0.21
                                                     ==========       ==========


Fully Diluted Net Income Per Share

Net Income available to
Common Shareholders                                  $  800,137       $  549,310
                                                     ==========       ==========


Weighted Average Shares:
   Common shares                                      2,528,530        2,528,530
   Common share equivalents
   applicable to stock options                          281,513          140,317
                                                     ----------       ----------

Total                                                 2,810,043        2,668,847
                                                     ==========       ==========


Fully Diluted Net Income per Share                   $     0.28       $     0.21
                                                     ==========       ==========


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MOUNTBATTEN, INC.
COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)                       Exhibit 11


Primary Net Income Per Share

                                                     Three months ended June 30,

                                                        1997            1996
                                                        ----            ----


Net Income available to
Common Shareholders                                  $  475,164       $  301,193
                                                     ==========       ==========


Weighted Average Shares:
   Common shares                                      2,528,530        2,528,530
   Common share equivalents
   applicable to stock options                          298,371          145,054
                                                     ----------       ----------

Total                                                 2,826,901        2,673,584
                                                     ==========       ==========


Primary Net Income per Share                         $     0.17       $     0.11
                                                     ==========       ==========


Fully Diluted Net Income Per Share

Net Income available to
Common Shareholders                                  $  475,164       $  301,193
                                                     ==========       ==========


Weighted Average Shares:
   Common shares                                      2,528,530        2,528,530
   Common share equivalents
   applicable to stock options                          311,877          177,345
                                                     ----------       ----------

Total                                                 2,840,407        2,705,875
                                                     ==========       ==========


Fully Diluted Net Income per Share                   $     0.17       $     0.11
                                                     ==========       ==========